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                                  Exhibit 99.1




For Immediate Release                                               NEWS RELEASE
--------------------------------------------------------------------------------
                                      Contact: Thomas F. Tatarczuch, VP, Finance
                                                     717-264-7161 Extension 4464

            TB WOOD'S REPORTS RESULTS FOR THE SECOND QUARTER OF 2003

         Chambersburg, July 24, 2003---TB Wood's Corporation (NASDAQ: TBWC) announced today that revenues for the second quarter ended June 27, 2003, were $25.1 million, compared to $27.9 million for the prior year's second quarter. Net income was $0.3 million for the second quarter of 2003 versus $0.6 million for last year's second quarter. Earnings per diluted share for the second quarter of 2003 were $0.07 compared to $0.11 for the same quarter last year. Revenues for the six-month period ended June 27, 2003 were $47.7 million compared to $54.9 million for the same period in 2002. For the first six months of 2003, net income was $0.6 million compared to net income of $1.0 million for same period of 2002 before the effect of a change in accounting principle related to the Company's adoption of SFAS 142.

         Second quarter 2003 results were significantly improved compared to the first quarter of this year. Second quarter revenues were 11.3% higher than first quarter revenues of $22.6 million, and earnings per diluted share improved from $0.04 in the first quarter of 2003 to $0.07 in the second quarter.

         Michael L. Hurt, President, said, "We are very pleased with our second quarter 2003 results. Bookings were 16.5% higher than the previous quarter, driven by the successes of our target market growth initiatives and stock orders from distributors. Since the low interest rates and the recently enacted tax cuts are forecasted to stimulate economic growth later in the second half of 2003, we are increasing the output of our factories and will be replenishing our finished goods inventories."

         On July 2, 2003, the Board of Directors declared a quarterly dividend of $0.09 per share, marking the thirtieth consecutive dividend since our initial public offering in February, 1996.

         TB Wood's (www.tbwoods.com) is an established designer, manufacturer and marketer of electronic and mechanical industrial power transmission products, which are sold to North American and international manufacturers and users of industrial equipment. Headquartered in Chambersburg, Pennsylvania, the Company operates production facilities in the United States, Mexico, Germany, Italy and India.

         This press release contains statements that are forward looking within the meaning of applicable securities laws. These statements include or imply projections of future performance that are based upon the Company's expectations and assumptions. These expectations and assumptions, as well as the Company's future performance are subject to a number of risks and uncertainties. Factors that could cause actual results to differ from projected results are discussed in various of the Company's documents filed with the SEC.

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                              TB Wood's Corporation
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                                             Unaudited                   Unaudited
                                                                       Second Quarter Ended           Six Months Ended
                                                                      ----------------------      -----------------------
                                                                      June 27,      June 28,      June 27,       June 28,
                                                                        2003          2002          2003           2002
                                                                      --------      --------      --------       --------
Net Sales                                                             $25,103       $27,936       $47,657        $54,858
Cost of Sales                                                          17,081        19,033        32,704         37,281
                                                                      -------       -------       -------        -------
    Gross profit                                                        8,022         8,903        14,953         17,577

Selling, General, and administrative expenses                           7,366         7,659        13,503         15,266
                                                                      -------       -------       -------        -------
    Operating Income, before minority interest                            656         1,244         1,450          2,311
Minority interest in loss (income)                                         --            10             1           (152)
                                                                      -------       -------       -------        -------
    Operating Income                                                      656         1,254         1,451          2,159
                                                                      -------       -------       -------        -------

    Interest expense and other finance charges                           (231)         (217)         (448)          (433)
    Other, net                                                            158            20           169             15
                                                                      -------       -------       -------        -------
    Other income, (expense), net                                         $(73)        $(197)        $(279)         $(418)
                                                                      -------       -------       -------        -------

Income before provision for income taxes and cumulative
  effect of change in accounting principle                                583         1,057         1,172          1,741

Provision for income taxes                                                234           484           609            745
                                                                      -------       -------       -------        -------

Income before cumulative effect of change in accounting
  principle                                                               349           573           563            996

Cumulative effect of change in accounting principle, net of
  income tax                                                               --            --            --         (2,846)
                                                                      -------       -------       -------        -------

Net (loss) income                                                     $   349       $   573       $   563        $(1,850)
                                                                      =======       =======       =======        =======

Basic and Diluted Income before cumulative effect of change
  in accounting principle per common share                              $0.07         $0.11         $0.11          $0.19

Basic and Diluted Cumulative effect of change in accounting
  principle per common share                                               --            --            --         $(0.54)
                                                                      -------       -------       -------        -------

Basic and Diluted Net (Loss) Income after cumulative effect of
  change in accounting principle per common share                       $0.07         $0.11         $0.11         $(0.35)
                                                                      =======       =======       =======        =======

Basic and Diluted Weighted average shares of common stock
  and equivalents outstanding                                           5,176         5,231         5,176          5,230
                                                                      =======       =======       =======        =======

                      Condensed Consolidated Balance Sheets
                    as of June 27, 2003 and December 27, 2002
                                 (in thousands)

                                      Unaudited                                           Unaudited
                                      ---------               Liabilities and             ---------
Assets                                  2003        2002      Shareholders' Equity          2003       2002
----------------------------           -------------------    --------------------         -------------------
Current Assets                         $40,105     $37,312    Current Liabilities          $18,119     $34,720
Property and equipment, net             28,829      30,170    Long-term debt                23,714       5,436
Deferred Taxes                           2,883       3,298    Other long-term
Goodwill, net                            5,464       5,172      liabilities                 10,572      11,007
Other Assets                             1,585       1,624    Shareholders' Equity          26,461      26,413
                                       -------------------                                 -------------------
  Total                                $78,866     $77,576      Total                      $78,866     $77,576
                                       ===================                                 ===================